Exhibit 99

ADP REPORTS THIRD QUARTER FISCAL 2007 RESULTS;
RAISES FULL-YEAR REVENUE GROWTH FORECAST;
CONFIDENT IN ATTAINING HIGH END OF FULL-YEAR EPS FORECAST

Third Quarter Revenues Increase 14%; EPS from Continuing Operations Rises 20%

ROSELAND, New Jersey - May 1, 2007 - Automatic Data Processing, Inc. (NYSE:ADP) reported 14% revenue growth, to $2.2 billion, and $0.65 earnings per share from continuing operations for the third fiscal quarter ended March 31, 2007, Gary C. Butler, president and chief executive officer, announced today. Pretax and net earnings from continuing operations grew 15% and 16%, respectively, and diluted earnings per share from continuing operations increased 20%, from $0.54 a year ago on fewer shares outstanding. ADP has acquired 20.1 million shares for treasury for approximately $945 million during this fiscal year. Cash and marketable securities balances were $2.8 billion at March 31, 2007 including the cash dividend of $690 million received in connection with the Brokerage Services Group (BSG) business tax-free spin-off on March 30. The cash balance includes $73 million (U.S.) that was repatriated from BSG’s Canadian operations.

Discontinued Operations

On March 30, 2007, ADP completed the tax-free spin-off of its BSG business, which was comprised of the Brokerage Services and Securities Clearing and Outsourcing Services (SCOS) segments. The results of operations for the BSG business and related separation costs are reported within discontinued operations in the third quarter and in prior periods.

In the third quarter ended March 31, 2007, ADP reported a gain of $11.2 million, or $6.9 million after tax, from the January 23, 2007 sale of Sandy Corporation, a business unit within its Dealer Services segment. This amount is recorded in earnings from discontinued operations in the third quarter.

Current Quarter Discussion

Commenting on the results, Mr. Butler said, “We are extremely pleased with our strong results for the quarter. We have excellent momentum in our businesses and our key business metrics continue to be strong. In addition, in March we completed the acquisition of Intuit’s fully outsourced payroll business which we anticipate will contribute approximately $12 million in revenues in the current fiscal year. The Employer Services’ acquisitions completed in fiscal 2007 year-to-date contributed 1% of revenue growth in the third quarter.”

Employer Services

“Employer Services’ revenues increased 12% for the third quarter compared with last year, reflecting continued strength in the business. In the United States, revenues from our traditional payroll and payroll tax filing business grew 8%, and beyond payroll revenue growth was particularly strong at 23%. New business sales in the quarter, which reflect annualized recurring revenues anticipated from new orders, grew 13% in the United States and 12% worldwide. National Account Services, TotalSource®, Major Accounts Services and GlobalView® continued to post strong sales results. Worldwide client retention, while just below last year’s record level, remained excellent. The number of employees on our clients' payrolls in the United States increased 3% with growth in all market segments, and Europe continued to show growth compared with a year ago. As anticipated, pretax margin declined approximately 50 basis points in the quarter as a result of a 60 basis point decline due to acquisition activity to date. The continuation in the quarter of the higher step-off level of expenses from last fiscal year were offset by margin improvement from leveraging the growth in the business. The higher step-off level of expenses relates to our investments in sales and implementation headcount and our HR BPO growth initiatives that increased toward the end of last year’s third quarter. As we anniversary that higher expense level in the fourth quarter, we continue to anticipate very strong fourth quarter pretax margin improvement, which is forecasted to drive pretax margin improvement for the full year.”

Dealer Services
“Dealer Services’ revenues increased 8% for the third quarter, and 6% internally, excluding the effect of acquisitions. Revenue growth was driven by strong sales in our North American market, as well as internationally. Dealer Services’ pretax margin improved 340 basis points due to cost synergies attained in the international business from the integration of Kerridge Computer Company Ltd (Kerridge) as well as restructuring charges in last year’s third quarter relating to the Kerridge acquisition.”

Client Funds

"Interest on client funds grew 19% over last year's third quarter, to $198 million, due to an 8.3% increase in average client funds balances and a higher average interest yield of 40 basis points.”

Fiscal 2007 Guidance

“We are highly confident that ADP will grow revenues over 13% for the year. The increase from our previous 12% to 13% revenue growth forecast is primarily due to our current estimate of the benefit from foreign exchange rates. We are equally confident that ADP will attain the high end of our earnings per share from continuing operations forecast of $1.79 to $1.83, or 20% to 23% growth, compared with $1.49 earnings per share from continuing operations in fiscal 2006.”

The fiscal 2007 estimates include:
•	Approximately 1% increase in revenues, and a reduction to earnings per share of about $0.02, due to the impact of acquisition activity to date.

The fiscal 2007 estimates exclude:
•
The increase in diluted earnings per share from continuing operations of $0.04 from the net one-time items recorded in the first quarter which included the gain from the sale of a Dealer Services non-core minority investment offset by restructuring charges. The increase from the previously reported $0.03 per share for the net one-time items is due to BSG-related restructuring charges being reclassified from continuing operations to discontinued operations when the tax-free spin-off occurred.

•
The separation costs related to the BSG tax-free spin-off which are reported within discontinued operations. These costs are estimated to be approximately $40 million, which is lower than our previous estimate of $45 - $55 million.

“For fiscal 2007 we continue to forecast Employer Services’ revenue growth of 12% and pretax margin improvement of 20 basis points driven by a particularly strong fourth quarter. While we anticipate a tough comparison for new business sales growth in the fourth quarter compared with last year’s particularly strong fourth quarter, we continue to anticipate double-digit new business sales growth for the year. We continue to anticipate approximately 14% revenue growth in Dealer Services with pretax margin improvement of over 100 basis points. We anticipate an increase of approximately 18% in client funds’ interest revenues based on expected growth of approximately 8% in average client funds balances and a 40 basis point improvement in the client portfolio average interest yield to about 4.5%. Our interest assumptions are based on recent futures contracts and forward yield curves.”

“We are very pleased with our results for the third quarter. Our opportunities for growth are unique, and we continue to be excited about ADP’s future growth prospects,” Mr. Butler concluded.

Fiscal 2007 discontinued operations include the following items:
–	BSG business, comprised of the Brokerage Services and SCOS segments

–	Separation costs related to the BSG tax-free spin-off

–	International income tax impact of the BSG tax-free spin-off

–	Sandy Corp., a business unit within the Dealer Services segment

–	Claims Services Group business working capital adjustment

The schedules noted below have been restated to reflect the above items as discontinued operations and are posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.adp.com under financial data:
–	Quarterly and full-year statements of earnings for fiscal 2006

–	Statements of earnings for the first and second quarters of fiscal 2007

–	Quarterly and full-year historical revenue and pretax earnings by reportable segment

An analyst conference call will be held today, Tuesday, May 1 at 8:30 a.m. EDT. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.adp.com and click on the webcast icon. The presentation will be available to download and print approximately 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

ADP, with over $7 billion in revenues and more than 570,000 clients worldwide, is one of the largest providers of a broad range of premier, mission-critical, cost-effective transaction processing and information-based business solutions.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(unaudited)

	March 31,	June 30,
	2007	2006

Assets
Cash and cash equivalents/Short-term
marketable securities	$2,681.3	$2,194.8
Other current assets	1,370.5	1,170.6
Assets of discontinued operations	4.6	2,116.8
Total current assets	4,056.4	5,482.2

Long-term marketable securities	105.9	333.7
Property, plant and equipment, net	710.1	701.5
Other non-current assets	4,079.7	3,488.8
Funds held for clients	23,970.8	17,483.9
Total assets	$32,922.9	$27,490.1

Liabilities and Stockholders' Equity
Other current liabilities	$1,736.1	$1,703.3
Liabilities of discontinued operations	25.6	969.0
Total current liabilities	1,761.7	2,672.3

Long-term debt	43.6	74.3
Other non-current liabilities	1,067.0	944.5
Client funds obligations	24,058.3	17,787.4
Total liabilities	26,930.6	21,478.5

Total stockholders' equity	5,992.3	6,011.6
Total liabilities and stockholders' equity	$32,922.9	$27,490.1

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
REVENUES:
Revenues, other than interest on funds
held for Employer Services' clients and
PEO revenues	$1,741.9	$1,563.2	$4,729.5	$4,211.7
Interest on funds held for
Employer Services' clients	198.3	166.2	475.3	393.5
PEO revenues (A)	249.1	197.6	649.5	516.9
Total revenues	2,189.3	1,927.0	5,854.3	5,122.1

EXPENSES:
Costs of revenues:
Operating expenses	899.4	781.8	2,536.8	2,160.5
Systems development and programming costs	122.2	120.5	355.7	343.2
Depreciation and amortization	54.0	42.3	155.8	122.9
Total cost of revenues	1,075.6	944.6	3,048.3	2,626.6

Selling, general and administrative expenses	554.1	495.3	1,570.5	1,376.4
Interest expense	7.0	7.0	74.8	51.3
Other income, net	(25.2)	(23.0)	(175.4)	(78.6)
Total expenses	1,611.5	1,423.9	4,518.2	3,975.7

Earnings from continuing operations
before income taxes	577.8	503.1	1,336.1	1,146.4

Provision for income taxes	213.5	188.5	495.7	430.1
Net earnings from continuing operations	$364.3	$314.6	$840.4	$716.3

Earnings from discontinued operations, net of provision
for income taxes of $51.4 and $35.0 for the three months
ended March 31, 2007 and 2006, respectively, and
$96.9 and $84.5 for the nine months ended March 31,
2007 and 2006, respectively	24.6	56.0	103.6	134.0

Net earnings	$388.9	$370.6	$944.0	$850.3

Basic earnings per share from continuing operations	$0.66	$0.54	$1.52	$1.24
Basic earnings per share from discontinued operations	0.04	0.10	0.19	0.23
Basic earnings per share	$0.70	$0.64	$1.71	$1.47

Diluted earnings per share from continuing operations	$0.65	$0.54	$1.51	$1.23
Diluted earnings per share from discontinued operations	0.04	0.10	0.19	0.23
Diluted earnings per share	$0.70	$0.64	$1.69	$1.46

Dividends per common share	$0.2300	$0.1850	$0.6450	$0.5250

Detail of EPS from discontinued operations:
Claims Services Group	$-	$0.03	$0.02	$0.08
Financial Print Business	-	-	-	(0.03)
Sandy Corp.	0.01	-	0.02	-
Brokerage Services Group Business	0.09	0.07	0.22	0.17
Spin Related Costs	(0.05)	-	(0.06)	-
International Income Tax Impact of Spin-off	(0.02)	-	(0.02)	-
Total EPS from discontinued operations	$0.04	$0.10	$0.19	$0.23

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs of $2,417.8 and $1,957.6 for the three months ended March 31, 2007 and 2006, respectively, and $6,763.1 and $5,167.5 for the nine months ended March 31, 2007 and 2006, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2007	2006	Change	% Change
Revenues (A)
Employer Services	$1,860.0	$1,656.7	$203.3	12%
Dealer Services	310.6	286.6	24.0	8%
Other	18.7	(16.3)	35.0	100% +
	$2,189.3	$1,927.0	$262.3	14%
Pre-tax earnings from continuing operations (A)
Employer Services	$556.0	$503.8	$52.2	10%
Dealer Services	51.2	37.5	13.7	37%
Other	(29.4)	(38.2)	8.8	23%
	$577.8	$503.1	$74.7	15%
Pre-tax margin (A)
Employer Services	29.9%	30.4%	(0.5)%
Dealer Services	16.5%	13.1%	3.4%
Other	n/m	n/m	n/m
	26.4%	26.1%	0.3%

	Nine Months Ended
	March 31,
	2007	2006	Change	% Change
Revenues (A)
Employer Services	$4,854.2	$4,336.4	$517.8	12%
Dealer Services	908.0	780.1	127.9	16%
Other	92.1	5.6	86.5	100% +
	$5,854.3	$5,122.1	$732.2	14%
Pre-tax earnings from continuing operations (A)
Employer Services	$1,186.6	$1,085.8	$100.8	9%
Dealer Services	143.5	117.5	26.0	22%
Other	6.0	(56.9)	62.9	100% +
	$1,336.1	$1,146.4	$189.7	17%
Pre-tax margin (A)
Employer Services	24.4%	25.0%	(0.6)%
Dealer Services	15.8%	15.1%	0.7%
Other	n/m	n/m	n/m
	22.8%	22.4%	0.4%

(A) Prior year's segment results were adjusted to reflect fiscal year 2007 budgeted foreign exchange rates.

n/m - not meaningful

	Three Months Ended
	March 31,
	2007	2006	Change
Components of Other Income, net:
Interest income on corporate funds	$(25.7)	$(23.8)	$(1.9)
Realized losses on
available-for-sale securities, net	0.5	0.8	(0.3)
Total other income, net	$(25.2)	$(23.0)	$(2.2)

	Nine Months Ended
	March 31,
	2007	2006	Change
Components of Other Income, net:
Interest income on corporate funds	$(119.5)	$(95.4)	$(24.1)
Gain on sale of investment	(38.6)	-	(38.6)
Realized (gains) losses on
available-for-sale securities, net	(17.3)	16.8	(34.1)
Total other income, net	$(175.4)	$(78.6)	$(96.8)

	Three Months Ended
	March 31,
	2007	2006	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$364.3	$314.6	$49.7	16%
Net earnings	$388.9	$370.6	$18.3	5%
Basic weighted average shares outstanding	552.1	577.5	(25.4)
Basic earnings per share from continuing operations	$0.66	$0.54	$0.12	22%
Basic earnings per share	$0.70	$0.64	$0.06	9%

Diluted net earnings from continuing operations	$364.6	$314.8	$49.8	16%
Diluted net earnings	$389.2	$370.8	$18.4	5%
Diluted weighted average shares outstanding	558.7	582.8	(24.1)
Diluted earnings per share from continuing operations	$0.65	$0.54	$0.11	20%
Diluted earnings per share	$0.70	$0.64	$0.06	9%

	Nine Months Ended
	March 31,
	2007	2006	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$840.4	$716.3	$124.1	17%
Net earnings	$944.0	$850.3	$93.7	11%
Basic weighted average shares outstanding	551.6	577.0	(25.4)
Basic earnings per share from continuing operations	$1.52	$1.24	$0.28	23%
Basic earnings per share	$1.71	$1.47	$0.24	16%

Diluted net earnings from continuing operations	$841.5	$717.1	$124.4	17%
Diluted net earnings	$945.1	$851.1	$94.0	11%
Diluted weighted average shares outstanding	558.5	582.7	(24.2)
Diluted earnings per share from continuing operations	$1.51	$1.23	$0.28	23%
Diluted earnings per share	$1.69	$1.46	$0.23	16%

	Three Months Ended
	March 31,
	2007	2006	Change	% Change
Key Statistics:
Internal revenue growth:
Total Company	12%	9%
Employer Services	11%	10%
Dealer Services	6%	4%

Average investment balances at cost (in billions):
Corporate investments	$2.1	$2.1	$-	(0.7)%
Funds held for clients	17.6	16.3	1.3	8.3%
Total	$19.7	$18.4	$1.3	7.3%
Average interest rates earned exclusive of
realized losses (gains) on:
Corporate investments	4.9%	4.5%
Funds held for clients	4.5%	4.1%
Total	4.5%	4.2%
Net unrealized gain/(loss) position at end of period	$(88.9)	$(230.1)

Employer Services:
Change in pays per control - Majors AutoPay	3.0%	2.7%
New business sales growth - worldwide	12%	10%
Change in client revenue retention percentage-worldwide	(0.2) pts	0.2 pts
PEO worksite employees at end of period	156,000	127,000

	Nine Months Ended
	March 31,
	2007	2006	Change	% Change
Key Statistics:
Internal revenue growth:
Total Company	12%	9%
Employer Services	11%	10%
Dealer Services	5%	4%

Average investment balances at cost (in billions):
Corporate investments	$3.6	$3.3	$0.3	6.6%
Funds held for clients	14.4	13.2	1.2	9.0%
Total	$18.0	$16.5	$1.5	8.5%
Average interest rates earned exclusive of
realized losses (gains) on:
Corporate investments	4.5%	3.8%
Funds held for clients	4.4%	4.0%
Total	4.4%	3.9%
Net unrealized loss position at end of period	$(88.9)	$(230.1)

Employer Services:
Change in pays per control - Majors AutoPay	2.4%	2.3%
New business sales growth - worldwide	14%	8%
Change in client revenue retention percentage - worldwide	(0.1) pts	0.1 pts
PEO worksite employees at end of period	156,000	127,000

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, should be considered in evaluating any forward-looking statements contained herein.

Source: Automatic Data Processing, Inc.

ADP Investor Relations
Elena Charles, 973.974.4077
Debbie Morris, 973.974.7821

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